EXHIBIT 99.1

MGP Ingredients, Inc. Planning Response to Dissident Shareholder

Board Reaffirms Current Strategy

ATCHISON, Kan., May 28, 2013 (GLOBE NEWSWIRE) -- As previously announced, MGP Ingredients, Inc. (Nasdaq:MGPI) (the "Company") was to hold an annual meeting of stockholders on May 23, 2013 ("Annual Meeting"). There was a quorum of common stockholders present in person or by proxy at the Annual Meeting. However, the preferred stockholders revoked their proxies and so the Annual Meeting lacked a quorum. The Company's Board of Directors is assessing the impasse resulting from the preferred stockholder's refusal to be present at the Annual Meeting.

The Company's executive management is implementing a business strategy of product and service leadership within a narrow segment of customers in the consumer packaged goods industry. This strategy has involved repositioning the Company's assets and product offerings into higher margin products and away from raw material price volatility. Specifically, the Company's alcohol resources are focused on distilled beverages and higher value custom formulations for industrial applications. The Company's food ingredient resources are focused on new product innovations, including taste, texture, function and nutritional health and wellness.

Management's strategy was unanimously reaffirmed by the Company's Board of Directors on May 23, 2013, at a board meeting attended by all members of the Board of Directors other than Cloud L. Cray, Jr., and Karen Seaberg.

About MGP Ingredients

MGP is a leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry. The Company also produces high quality food grade industrial alcohol and formulates grain-based starches and proteins into nutritional, as well as highly functional, innovations for the branded consumer packaged goods industry. Distilled spirits are produced at facilities in the adjacent towns of Lawrenceburg and Greendale, Indiana. The Company is headquartered in Atchison, Kansas, where a variety of distilled alcohol products and food ingredients are manufactured. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison or Indiana facilities, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the ability to effectively operate the Illinois Corn Processing, LLC ("ICP") joint venture, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments and (x) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect the Company's business, see Item 1A. Risk Factors in Part II of the Company's Report on Form 10-K for the year ended December 31, 2012.

CONTACT: Investors & Analysts:
         George Zagoudis, Investor Relations
         913-360-5441 or george.zagoudis@mgpingredients.com

         Media:
         Shanae Randolph, Corporate Director of Communications
         913-367-1480 or shanae.randolph@mgpingredients.com